Exhibit 99.1

Roadzen Reports Strongest Quarter in Two Years with $14.4 Million Third Quarter Revenue and Sixth Consecutive Quarter of Adjusted EBITDA Improvement

Roadzen delivers 18.8% revenue increase and reduces operating loss by 25.4% year-over-year

Strategic wins, new contracts and acquisitions, expand Roadzen’s U.S. market presence and full-stack operating capabilities, reinforcing its position as a global AI leader at the intersection of insurance and mobility

●	Year-over-year Sequential Revenue Growth; Record Nine-Month Revenue

Q3 revenue increased 18.8% year-over-year and 4.9% quarter-over-quarter to $14.4 million; nine-month revenue rose 18.3% to $38.9 million, marking a record nine months and Roadzen’s best quarter in the last two years.

●	Operating Loss Continue to Materially Decline; Sixth Consecutive Quarter of Adjusted EBITDA[1] improvement

Q3 operating loss narrowed to $(2.4) million from $(3.2) million in the prior-year quarter, a 25.4% year-over-year improvement. Adjusted EBITDA loss improved 67.1% year-over-year to $(0.59) million from $(1.8) million.

●	Roadzen India Valued at Approximately $280 Million Following VehicleCare Acquisition and Balance Sheet Strengthening

The transaction establishes a standalone valuation of Roadzen’s India business at approximately $280 million, implying a look-through value of roughly $3.50 per share. In November, Roadzen reached an agreement in principle to extend its $11.5 million senior secured debt facility with Mizuho Securities USA, LLC from December 31, 2025 to June 30, 2027.

●

Strategic Acquisitions Expand Roadzen into a Global AI leader in Auto Insurance

During and subsequent to the quarter, Roadzen completed two highly strategic acquisitions—EliteCover in the United States and VehicleCare in India—positioning the Company to operate across the full insurance value chain. EliteCover provides Roadzen with direct access to the approximately $80 billion U.S. commercial auto insurance market through its MGU platform, while VehicleCare transforms Roadzen into a full-stack, AI-driven motor claims operating system with direct control over repair execution, cycle times, and cost outcomes at scale.

●

AI Platform Scale and Precision Continue to Differentiate Roadzen Globally

Roadzen’s applied AI platform now processes over 3 million insurance claims annually, leveraging billions of real-world driving data points to deliver high-precision underwriting, claims automation, telematics, and driver monitoring at scale across global insurance and mobility markets.

NEW YORK, February 12, 2026 (GLOBE NEWSWIRE) – Roadzen Inc. (Nasdaq: RDZN) (“Roadzen” or the “Company”), a global leader in AI at the convergence of insurance and mobility, today announced its financial results for the three and nine-month periods ended December 31, 2025.

 1 Adjusted EBITDA is a non-GAAP financial metric. See “Non-GAAP Financial Measures” at the end of this press release for more information, including a reconciliation to the nearest GAAP financial measure.

Commenting on the quarter financial accomplishment, Rohan Malhotra, founder and CEO of Roadzen, stated, “This quarter reflects the convergence of sustained business growth, expanding global customer adoption, and disciplined execution across Roadzen. We continue to secure new enterprise clients and multi-year contracts across North America, Europe, and India, while scaling existing deployments with insurers, automakers, and fleet operators. These wins underscore strong product-market fit across geographies and are driving both revenue growth and operating leverage.

Strategically, we have built capabilities that are increasingly difficult to replicate. EliteCover provides us with regulated access and distribution into the approximately $80 billion U.S. commercial auto insurance market, while VehicleCare gives us direct, on-the-ground control across repair execution. Importantly, our differentiation is rooted in real-world AI outcomes. Our domain-specific, mathematically rigorous models—trained on billions of real-world data inputs—deliver consistently high-precision decisioning across insurance and mobility workflows. This combination of proven AI accuracy, full-stack operating control, and global execution positions Roadzen as a leader in applied AI at the intersection of insurance and mobility.”

Roadzen’s CFO, Jean-Noël Gallardo, commented, “Q3 demonstrates the tangible results of disciplined execution. Revenue reached $14.4 million, up nearly 19% year-over-year, and operating losses continue to narrow as Adjusted EBITDA is now virtually at break-even. With operations nearing profitability and capital managed prudently, Roadzen has significantly strengthened its financial position to support sustainable growth and drive long-term shareholder value.”

Third Quarter and First Nine-Months Financial Highlights:

Revenue and Key Performance Indicators:

●	Revenue for the third quarter totaled $14.4 million, a $2.3 million, or 18.8% increase over the same quarter last year and a sequential increase of approximately $0.7 million, or 4.9% over the second quarter.

●	Revenue for the nine months ending December 31, 2025, was $38.9 million, an increase of $6.0 million, or 18.3% over the same period last year.

●	Gross margin for the third quarter was 63.7% compared to 55.7% in the second quarter. For the nine-month period, gross margin improved nearly five points to 59.5% compared to 54.6% in the prior year.

●	As of December 31, 2025, Roadzen had 61 insurance customer agreements (including carriers, self-insureds and other entities processing insurance claims), 87 automotive customer agreements, and approximately 4,100 agents and fleet customer agreements. This compares to 34 insurance, 77 automotive and 3,700 agent and fleet customers as of December 31, 2024.

●	Roadzen brokerage business sold 149,810 policies during the third quarter for approximately $17.1 million of Gross Written Premium (“GWP”), compared to 77,326 policies in the prior fiscal year third quarter, producing $13.2 million of GWP.

●	In our IaaS business, 1,397,535 claims, roadside assistance and vehicle inspections were conducted during the three months ending December 31, 2025, an increase of approximately 100% compared to 698,657 for the same quarter last year.

Net Results:

●	Operating expenses for the third quarter, excluding cost of services and depreciation and amortization, totaled approximately $11.2 million, primarily reflecting consolidation of the China joint venture.

●	Other expense totaled approximately $(7.1) million, including $5.2 million of non-cash fair value adjustments related to share price movements.

●	Net loss for the quarter totaled $(9.1) million, or $(0.12) per share, driven by non-cash fair value adjustments of $(0.07) per share.

●	Adjusted EBITDA loss for the quarter was $(0.59) million, compared to $(1.8) million in the prior-year quarter, marking Roadzen’s sixth consecutive quarter of sequential improvement.

Third Quarter Financial Developments

●	On October 6, 2025, the Company completed the final closing of its India subsidiary financing, raising an additional $2.5 million.

●	On November 4, 2025, Roadzen reached an agreement in principle with Mizuho Securities USA LLC, to extend the maturity of its $11.5 million senior secured debt facility to June 30, 2027.

Third Quarter Operational Highlights

DrivebuddyAI Developments:

●	Achieved EU GSR 2144 Driver Monitoring System validation by Applus IDIADA, expanding regulatory compliance beyond India AIS-184.

●	Surpassed 3.9 billion kilometers of real-world driving data, demonstrating over 70% accident reduction.

●	Secured five-year contracts with six Indian trucking fleets covering more than 1,500 vehicles, with deployment beginning March 2026.

Acquisitions:

●	EliteCover Acquisition – Entry into the $80 Billion U.S. Commercial Auto Insurance Market

December 3, 2025, Roadzen acquired majority control of EliteCover, a U.S.-based licensed commercial auto insurance broker and Managing General Underwriter operating in California, Texas, Illinois, and New Jersey, with Lloyd’s of London Coverholder status. The acquisition provides Roadzen with a regulated underwriting and distribution platform to participate directly in the approximately $80 billion U.S. commercial auto insurance market. Combined with Roadzen’s AI-powered underwriting, telematics-driven risk management, automated claims, and integrated roadside assistance through National Auto Club, EliteCover enables an end-to-end commercial auto insurance offering operating on a commission- and fee-based model with no underwriting risk, generating 15-20% of premiums per policy plus fee income and profit share.

Subsequent Events

●	VehicleCare Acquisition – Full-Stack Motor Claims Control

Subsequent to quarter-end, Roadzen acquired VehicleCare, an AI-powered vehicle repair and workshop aggregation platform. VehicleCare’s software-enabled network of over 350 workshops across India enables Roadzen to directly manage repair timelines, quality, and cost outcomes, delivering over 30% loss cost reduction versus OEM garages while materially improving cycle times, transparency, and fraud control.

The transaction values Roadzen’s India subsidiary at approximately $280 million, implying a look-through value of roughly $3.50 per Roadzen share. Roadzen expects to retain approximately 91% ownership of the India subsidiary and anticipates the acquisition will add approximately $10 million of high-margin revenue over the next twelve months.

For more information about Roadzen Inc., please visit https://www.roadzen.ai.

About Roadzen Inc.

Roadzen Inc. (Nasdaq: RDZN) is a global leader in AI at the convergence of insurance and mobility. Roadzen builds technology that helps insurers, automakers, and fleets better predict and prevent risk, automate claims, and deliver seamless, embedded insurance experiences.

Thousands of clients — from the world’s leading insurers, carmakers, and fleets to dealerships and agents — use Roadzen’s technology to build new products, sell insurance, process claims, and improve road safety. Roadzen’s pioneering work in telematics, generative AI, and computer vision has earned recognition from Forbes, Fortune, and Financial Express as one of the world’s top AI innovators.

Headquartered in Burlingame, California, Roadzen employs more than 390 people across offices in the U.S., U.K., India and China. Learn more at www.roadzen.ai.

The Company builds technology that helps insurers, automakers, and fleets predict and prevent risk, automate claims, and deliver seamless, embedded insurance experiences. Thousands of clients — from global insurers and automakers to small fleets and brokers — rely on Roadzen’s technology across North America, Europe, and Asia.

Cautionary Statement Regarding Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” and “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, statements regarding the anticipated benefits of our products and solutions, our expected revenue growth, strategy, demand for our products, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management, as well as all other statements other than statements of historical fact included in this press release. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in “Risk Factors” in our Securities and Exchange Commission (“SEC”) filings, including the annual report on Form 10-K we filed with the SEC on June 26, 2025. We urge you to consider these factors, risks and uncertainties carefully in evaluating the forward-looking statements contained in this press release. All subsequent written or oral forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this press release are made only as of the date of this release. Except as expressly required by applicable securities law, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Investor Contacts: IR@roadzen.ai

Media Contacts: Sanya Soni sanya@roadzen.ai or media@roadzen.ai

*** Financial Statements Follow ***

Roadzen Inc.

Unaudited Condensed Consolidated Balance Sheets

(in US $, except share count)

	As of December 31,	As of March 31,
Particulars	2025	2025
Assets
Current assets:
Cash and cash equivalents	5,143,430	4,836,576
Accounts receivable, net	3,714,226	2,625,385
Inventories	176,670	202,535
Prepayments and other current assets	24,894,684	19,092,595
Investments	227,958	197,805
Total current assets	34,156,968	26,954,896
Non current assets
Restricted cash	221,192	217,064
Non marketable securities	269,470	269,470
Property and equipment, net	755,224	602,923
Goodwill	4,133,839	2,061,553
Operating lease right-of-use assets	1,178,658	1,109,219
Intangible assets, net	3,972,183	1,243,253
Other long-term assets	177,612	120,972
Total Non current assets	10,708,178	5,624,454
Total assets	44,865,146	32,579,350

Liabilities and shareholders’ Equity/(Deficit)
Current liabilities
Current portion of long-term borrowings	5,757,960	2,904,444
Short-term borrowings	18,551,397	19,865,645
Accounts payable and accrued expenses	29,247,388	30,254,010
Derivative warrant liabilities	3,759,871	1,489,818
Short-term operating lease liabilities	435,630	318,921
Other current liabilities	5,445,033	2,102,466
Total current liabilities	63,197,279	56,935,304
Non current liabilities
Long-term borrowings	4,848,067	139,775
Long-term operating lease liabilities	335,484	628,400
Other long-term liabilities	572,469	566,651
Total Non current liabilities	5,756,020	1,334,826
Total liabilities	68,953,299	58,270,130

Commitments and contingencies (refer note 22)
Shareholders’ Equity/(Deficit)
Ordinary Shares and additional paid in capital, $0.0001 par value per share, 220,000,000 shares authorized as of December 31, 2025 and March 31, 2025; 79,497,576 and 74,290,986 shares outstanding as of December 31, 2025 and March 31, 2025 respectively	107,530,034	95,501,291
Accumulated deficit	(238,986,997)	(223,826,442)
Accumulated other comprehensive income/(loss)	(1,159,467)	(468,859)
Other components of equity	106,020,498	103,720,113
Total shareholders’ deficit	(26,595,932)	(25,073,897)
Non-controlling interest	2,507,779	(616,883)
Total deficit	(24,088,153)	(25,690,780)
Total liabilities and Total Deficit	44,865,146	32,579,350

The accompanying notes are an integral part of these consolidated financial statements.

Roadzen Inc.

Unaudited Condensed Consolidated Statements of Operations

(in US $, except share count)

	For the three months ended December 31,		For the nine months ended December 31,
Particulars	2025	2024	2025	2024
Revenue	14,355,675	12,086,286	38,900,488	32,891,901
Costs and expenses:
Cost of services	5,213,025	4,275,787	15,740,057	14,920,847
Research and development	293,956	249,635	524,019	3,535,778
Sales and marketing	7,377,646	7,659,408	19,761,985	21,538,665
General and administrative	3,522,941	2,770,320	9,907,639	49,027,468
Depreciation and amortization	311,600	299,949	1,186,806	973,670
Total costs and expenses	16,719,168	15,255,099	47,120,506	89,996,428
Loss from operations	(2,363,493)	(3,168,813)	(8,220,018)	(57,104,527)
Interest expense (net)	(3,187,180)	(1,085,326)	(5,378,039)	(2,533,846)
Fair value gains/(losses) in financial instruments carried at fair value	(5,175,767)	1,722,864	(4,619,573)	(16,526,145)
Other income (net)	1,217,283	(60,082)	2,523,290	3,214,798
Total other income/(expense)	(7,145,664)	577,456	(7,474,322)	(15,845,193)

Loss before income taxes and equity-method investment activity	(9,509,157)	(2,591,357)	(15,694,340)	(72,949,720)
Equity method investment activity, net	—	—	—	—
(Loss)/Income before income tax expense	(9,509,157)	(2,591,357)	(15,694,340)	(72,949,720)
Less: income tax (benefit)/expense	(23,627)	(9,068)	67,178	(83,682)
Net (loss)/income before non-controlling interest	(9,485,530)	(2,582,289)	(15,761,518)	(72,866,038)
Net loss attributable to non-controlling interest, net of tax	(337,093)	(64,599)	(499,207)	(131,284)
Net Loss attributable to Ordinary shareholders	(9,148,437)	(2,517,690)	(15,262,311)	(72,734,754)
Net loss per share attributable to Ordinary shareholders
Basic and diluted	(0.12)	(0.04)	(0.20)	(1.06)
Weighted-average number of shares used in computing net loss per share	78,786,713	68,882,560	76,728,261	68,588,608

The accompanying notes are an integral part of these consolidated financial statements.

Roadzen Inc.

Unaudited Condensed Consolidated Statements of Cash Flow

(in US $, except share count)

	For the Period ended December 31,
Particulars	2025	2024
Cash flows from operating activities
Net loss per share attributable to Ordinary shareholders	(15,262,311)	(72,734,754)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,186,806	973,670
Stock based compensation	380,058	47,135,419
Deferred income taxes		(221,135)
Unrealised foreign exchange loss/(profit)	(341,717)	17,102
Fair value losses/(profits) in financial instruments carried at fair value	4,619,573	16,526,145
Expected credit loss (net of reversal)	112,029	185,903
Expense settled through issuance of equity	1,034,500	-
Balances written off/(back)	(1,545,749)	(3,194,072)
Net loss attributable to non-controlling interest, net of tax	(499,207)	(131,284)
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Inventories	25,865	(45,899)
Income taxes, net		-
Accounts receivables, net	(646,657)	584,063
Prepayments and other assets	(5,164,071)	(2,443,471)
Accounts payable and accrued expenses	(1,067,076)	653,566
Other liabilities	696,833	(1,736,497)
Net cash used in operating activities	(16,471,124)	(14,431,244)

Cash flows from investing activities
Purchase of property and equipment, intangible assets and goodwill	(825,508)	(50,418)
Proceeds from sale of mutual fund		472,140
Investment in mutual funds and bonds	112,845	-
Proceeds from forward purchase agreement		1,000,000
Net cash used in investing activities	(712,663)	1,421,722

Cash flows from financing activities
Proceeds from issue of ordinary shares	6,509,929	2,503,752
Proceeds from issue of equity shares of subsidiary to the Non-controlling interest	6,545,789	-
Net proceeds/(payments) from long term borrowings	4,823,639	26,047
Net proceeds/(payments) from short-term borrowings	(1,910,612)	4,703,098
Net cash generated from financing activities	15,968,745	7,232,897
Effect of exchange rate changes on cash and cash equivalents	20,494	41,528
Net (decrease)/increase in cash and cash equivalents (including restricted cash)	(1,194,548)	(5,735,097)
Cash acquired in business combination	1,505,531	-
Cash and cash equivalents at the beginning of the period (including restricted cash)	5,053,640	11,565,088
Cash and cash equivalents at the end of the period (including restricted cash)	5,364,622	5,829,991

Reconciliation of cash and cash equivalents
Cash and cash equivalents	5,143,430	5,812,935
Restricted cash	221,192	17,056
Total cash and cash equivalents	5,364,622	5,829,991

Supplemental disclosure of cash flow information
Cash paid for interest, net of amounts capitalized	4,747,192	1,472,564
Non-cash investing and financing activities
Consideration payable in connection with acquisitions	2,878,617	488,000
Interest accrued on borrowings	2,362,125	508,891

The accompanying notes are an integral part of these consolidated financial statements.

Non-GAAP Financial Measures

This press release includes Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA), is a non-GAAP financial measure which excludes the impact of finance costs, taxes, depreciation and amortization and certain other items from reported net profit or loss. We believe that Adjusted EBITDA aids investors by providing an operating profit/loss without the impact of non- cash depreciation and amortization and certain other items to help clarify sustainability and trends affecting the business. For comparability of reporting, management considers non-GAAP measures in conjunction with U.S. GAAP financial results in evaluating business performance. Adjusted EBITDA should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP. In addition, Adjusted EBITDA does not purport to represent cash flow provided by, or used for, operating activities in accordance with GAAP and should not be used as a measure of liquidity.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. These limitations could reduce the usefulness of these non- GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business.

The following tables reconcile our net loss reported in accordance with U.S. GAAP to Adjusted EBITDA:

	For the three months ended December 31,
Particulars	2025	2024
Net loss	(9,148,437)	(2,517,690)
Adjusted for:
Other (income)/expense net	(1,217,283)	60,082
Interest (income)/expense	3,187,180	1,085,326
Fair value changes in financial instruments carried at fair value(1)	5,175,767	(1,722,864)
Tax (benefit)/expense	(23,627)	(9,068)
Depreciation and amortization	311,600	299,949
Stock based compensation expense	78,824	158,163
Non-cash expenses	(5,382)	520,138
Non-recurring expenses	1,048,704	322,833
Adjusted EBITDA	(592,654)	(1,803,131)

	For the nine months ended December 31,
Particulars	2025	2024
Net loss	(15,262,310)	(72,734,754)
Adjusted for:
Other (income)/expense net	(2,523,290)	(3,214,798)
Interest (income)/expense	5,378,039	(2,533,846)
Fair value changes in financial instruments carried at fair value(1)	4,619,573	(16,526,145)
Tax (benefit)/expense	67,178	(83,682)
Depreciation and amortization	1,186,806	973,670
Stock based compensation expense	212,563	46,977,256
Non-cash expenses	434,173	636,190
Non-recurring expenses	2,796,553	630,483
Adjusted EBITDA	(3,090,716)	(45,875,626)

(1)	Fair value changes in financial instruments are considered to be financing costs as they relate to convertible notes and the Forward Purchase Agreement. These changes are non-cash as these changes in fair value are affected by the volatility of the Company’s share price.